Exhibit 99.01

Media Contact: Jen Bernier MIPS Technologies, Inc. +1 650 567-5178 jenb@mips.com	Investor Contact: Juli Dowhan MIPS Technologies, Inc. +1 650 567-5100 ir@mips.com

MIPS Technologies Reports Second Quarter Fiscal 2009
Financial Results Highlighting GAAP Profit and Positive Cash Flow

MOUNTAIN VIEW, Calif. – January 29, 2009 – MIPS Technologies, Inc. (NasdaqGS: MIPS), a leading provider of industry-standard architectures, processors and analog IP for digital consumer, home networking, wireless, communications and business applications, today reported consolidated financial results for its second quarter fiscal 2009 ended December 31, 2008. All financial results are reported in U.S. GAAP unless otherwise noted.

Revenue for the second quarter was $26.4 million, essentially flat compared with both the prior quarter revenue of $26.2 million and to the $26.5 million reported in the second fiscal quarter a year ago. The Q2 sequential revenue increase was driven by increased revenues from royalties offset by slightly lower license revenue.

Revenue from royalties was $13.0 million, an increase of $1.1 million or 9 percent from the prior quarter and $0.4 million or 3 percent from the $12.5 million reported in the second quarter a year ago. The sequential increase in royalty revenue was a result of higher licensee unit volumes compared with the prior quarter. Licensee units grew 13 percent sequentially to 126 million units and 18 percent on a year to year basis. Contract and license revenue was $13.4 million, a decrease of 7 percent from the $14.4 million reported in the prior quarter and a 4 percent decrease from the $13.9 million reported in the second quarter a year ago.

Total operating expense, excluding restructuring charges, declined $4.2 million to $15.1 million from $19.3 million in the previous quarter, mainly reflecting the cost control measures implemented earlier in the year.

The Company’s fiscal Q2 2009 GAAP net income was $5.0 million or $0.11 per share on a diluted basis. This compares with a net loss of $7.0 million or $0.16 per basic and diluted share in the prior quarter and a net loss of $12.1 million or $0.28 per share in the second quarter a year ago. This marks the Company’s first GAAP profitable quarter since the fourth quarter fiscal 2007.

Non-GAAP net income in the second quarter of fiscal 2009, which excludes the effect of equity based compensation expense, restructuring costs, and certain costs related to the acquisition of Chipidea, was $8.5 million or $0.19 per diluted share. This represents a significant improvement when compared to the non-GAAP net income of $1.5 million or $0.03 per diluted share in the prior quarter and a net loss of $2.9 million or $0.07 per diluted share in the second quarter a year ago. The tables below provide a reconciliation of non-GAAP measures reported in this release to the corresponding GAAP results.

The Company’s Q2 2009 ending cash balance was $20.5 million, an improvement of $4.3 million from the previous quarter including approximately a $0.6 million outflow related to the restructuring. Total outstanding debt was also reduced by $1.6 million to $16.5 million during the quarter.

“I am pleased with the results of our Processor Business; our cost controls, GAAP net income and positive cash flow, all of which contributed to the strengthening of our balance sheet during Q2,” said John Bourgoin, president and CEO. “We are actively managing our costs worldwide to ensure the overall financial health of MIPS during these challenging economic times,” added Bourgoin.

MIPS Technologies invites you to listen in a live conference call to management’s discussion of Q2 fiscal 2009 results, as well as guidance for Q3 fiscal 2009. The conference call number is 210-839-8502 and the replay number is 203-369-0984. The password for both calls is MIPS. The replay will be available for 30 days shortly following the end of the conference call. An audio replay of the conference call will also be posted on the company’s website at:
www.mips.com/company/investor-relations/.

About MIPS Technologies, Inc.
MIPS Technologies, Inc. (NasdaqGS: MIPS) is the world’s second largest semiconductor design IP company and the number one analog IP company worldwide. With more than 250 customers around the globe, MIPS Technologies is the only company that provides a combined portfolio of processors, analog IP and software tools for the embedded market. The company powers some of the world’s most popular products for the digital entertainment, home networking, wireless, and portable media markets—including broadband devices from Linksys, DTVs and digital consumer devices from Sony, DVD recordable devices from Pioneer, digital set-top boxes from Motorola, network routers from Cisco, 32-bit microcontrollers from Microchip Technology and laser printers from Hewlett-Packard. Founded in 1998, MIPS Technologies is headquartered in Mountain View, California, with offices worldwide. For more information, contact (650) 567-5000 or visit www.mips.com.

Forward Looking Statements
This press release contains forward-looking statements; such statements are indicated by forward-looking language such as “plans”, “anticipates”, “expects”, “will”, and other words or phrases contemplating future activities including statements regarding MIPS Technologies’ expectations regarding customers’ use of MIPS’ products. These forward-looking statements include MIPS’ expectation regarding improvements in financial results. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a number of different risks and uncertainties, including but not limited to: the fact that there can be no assurance that our products will achieve market acceptance, difficulties that may be encountered in the integration of the Chipidea business, changes in our research and development expenses, the anticipated benefits of our partnering relationships may be more difficult to achieve than expected, the timing of or delays in customer orders, delays in the design process, the length of MIPS Technologies’ sales cycle, MIPS Technologies’ ability to develop, introduce and market new products and product enhancements, and the level of demand for semiconductors and end-user products that incorporate semiconductors. For a further discussion of risk factors affecting our business, we refer you to the risk factors section in the documents we file from time to time with the Securities and Exchange Commission.

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MIPS TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2008	June 30, 2008
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$20,503	$13,938
Accounts receivable, net	9,808	14,462
Prepaid expenses and other current assets	21,685	24,803
Total current assets	51,996	53,203
Equipment, furniture and property, net	12,707	16,307
Goodwill	30,852	40,624
Other assets	32,855	42,610
	$128,410	$152,744
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,919	$3,441
Accrued liabilities	37,853	51,963
Debt – short term	6,770	18,641
Deferred revenue	3,807	4,283
Total current liabilities	50,349	78,328
Long-term liabilities
Debt – long term	9,688	—
Other long term liabilities	25,590	29,496
Total long term liabilities	35,278	29,496
Stockholders’ equity	42,783	44,920
	$128,410	$152,744

MIPS TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2008	2007	2008	2007
Revenue:
Royalties	$12,953	$12,515	$24,785	$23,035
Contract Revenue	13,446	13,935	27,831	25,568
Total revenue	26,399	26,450	52,616	48,603
Cost of Sales	5,792	9,379	13,436	12,703
Gross Margin	20,607	17,071	39,180	35,900
Operating expenses:
Research and development	6,797	9,493	14,146	18,506
Sales and marketing	4,354	6,153	9,399	11,739
General and administrative	3,993	7,869	10,949	14,878
Acquired in-process research and development	—	910	—	6,350
Restructuring	548	—	5,479	—
Total operating expenses	15,692	24,425	39,973	51,473
Operating income (loss)	4,915	(7,354)	(793)	(15,573)
Other income (expense), net	(875)	(1,220)	(2,312)	(727)
Income (loss) before income taxes	4,040	(8,574)	(3,105)	(16,300)
Provision for (benefit from) income taxes	(937)	3,511	(1,115)	2,816
Net income (loss)	$4,977	$(12,085)	$(1,990)	$(19,116)
Net income (loss) per basic share	$0.11	$(0.28)	$(0.04)	$(0.44)
Net income (loss) per diluted share	$0.11	$(0.28)	$(0.04)	$(0.44)
Common shares outstanding-basic	44,586	43,902	44,460	43,834
Common shares outstanding-diluted	44,588	43,902	44,460	43,834

MIPS TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME and NET INCOME PER SHARE

(In thousands, except per share data)

(unaudited)

		Three Months Ended December 31, 2008	Three Months Ended September 30, 2008	Three Months Ended December 31, 2007
	GAAP net income (loss)	$4,977	$(6,967)	$(12,085)
	Net income (loss) per basic share	$0.11	$(0.16)	$(0.28)
	Net income (loss) per diluted share	$0.11	$(0.16)	$(0.28)
(a)	Equity-based compensation expense under SFAS 123R	$1,312	$1,161	$2,082
(b)	Amortization of intangibles	855	1,515	2,232
(c)	Acquisition related cost	979	1,545	2,138
(d)	Integration cost	—	—	1,280
(e)	Acquired in-process research and development	—	—	910
(f)	Restructuring	548	4,931	—
(g)	Tax adjustment	(157)	(662)	551
	Non-GAAP net income (loss)	$8,514	$1,523	$(2,892)
	Non-GAAP net income (loss) per basic share	$0.19	$0.03	$(0.07)
	Non-GAAP net income (loss) per diluted share	$0.19	$0.03	$(0.07)
	Common shares outstanding – basic	44,586	44,334	43,903
	Common shares outstanding - diluted	44,588	44,952	43,903

These adjustments reconcile the Company’s GAAP results of operations to the reported non-GAAP results of operations.  The Company believes that presentation of net income and net income per share excluding non-cash equity-based compensation, amortization of intangible assets, restructuring costs, acquired in-process research and development, integration and acquisition expenses in connection with the acquisition of Chipidea provides meaningful supplemental information to investors, as well as management that is indicative of the Company’s ongoing operating results and facilitates comparison of operating results across reporting periods.  The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes.  These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies.

(a)
This adjustment reflects the non-cash equity-based compensation expense related to SFAS No. 123 revised (SFAS 123R). For the second fiscal quarter ending December 31, 2008, $1.3 million of equity-based compensation was allocated as follows: $463,000 to research and development, $398,000 to sales and marketing and $451,000 to general and administrative. For the first fiscal quarter ending September 30, 2008, $1.2 million of equity-based compensation expense was allocated as follows:  $202,000 to research and development, $433,000 to sales and marketing and $526,000 to general and administrative.  For the second quarter of fiscal 2008 ending December 31, 2007, $2.1 million equity-based compensation expense was allocated as follows:  $825,000 to research and development, $636,000 to sales and marketing and $621,000 to general and administrative.  Management believes that it is useful to investors to understand how the expenses associated with the adoption of SFAS 123R are reflected in net income.

(b)
This adjustment reflects the non-cash expense related to the amortization of intangibles acquired in connection with the acquisition of Chipidea included in operating expenses. For the second fiscal quarter ending December 31, 2008, $855,000 of amortization expense related to these intangible assets was allocated as follows:  $794,000 to cost of sales, $7,000 to research and development and $54,000 to sales and marketing. For the first fiscal quarter ending September 30, 2008, $1.5 million of amortization expense related to these intangible assets was allocated as follows:  $1.4 million to cost of sales, $8,000 to research and development and $62,000 to sales and marketing.  For the second quarter of fiscal 2008 ending December 31, 2007, $2.2 million of amortization expense related to these intangible assets was allocated as follows:  $2.2 million to cost of sales, $9,000 to research and development and $29,000 to sales and marketing.   Management believes that excluding this charge facilitates comparisons to MIPS’ ongoing operating results because the expense for the amortization of intangibles is not indicative of operational performance and the amount of such charges varies significantly based on the size and timing of our acquisitions and the maturity of the business being acquired.

(c)
This adjustment reflects the amortization expense related to the amount held in escrow and payable to the founders of Chipidea in connection with the acquisition of Chipidea.  For the second fiscal quarter ending December 31, 2007, this adjustment also reflects legal fees incurred in association with certain financing activities and the amortization of loan origination fees. For the second fiscal quarter ending December 31, 2008, $979,000 was expensed related to the escrow amount payable to the founders of Chipidea to research and development.  For the first fiscal quarter ending September 30, 2008, $1.5 million was expensed related to the escrow amount payable to the founders of Chipidea and was allocated as follows: $429,000 to general and administrative and $1.1 million to research and development.   For the second quarter of fiscal 2008 ending December 31, 2007, $1.7 million was expensed related to the escrow amount payable to the founders of Chipidea and was allocated as follows: $558,000 to general and administrative and $1.1 million to research and development. In addition, $464,000 was expensed related to the amortization of loan origination fees.

(d)	This adjustment reflects integration expense related to the acquisition of Chipidea recorded in accounting and legal expense under general and administrative.

(e)	This adjustment reflects acquired in-process research and development expense related to the acquisition of Chipidea.

(f)	This adjustment reflects restructuring expense related to reduction in workforce and facilities exit costs.

(g)	This adjustment reflects the net tax effect of the specific items presented in the non-GAAP adjustments described above.

MIPS TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME and NET INCOME PER SHARE

(In thousands, except per share data)

(unaudited)

		Six Months Ended December 31, 2008	Six Months Ended December 31, 2007
	GAAP net income (loss)	$(1,990)	$(19,116)
	Net income (loss) per basic share	$(0.04)	$(0.44)
	Net income (loss) per diluted share	$(0.04)	$(0.44)
(h)	Equity-based compensation expense under SFAS 123R	$2,473	$4,473
(i)	Amortization of intangibles	2,370	3,202
(j)	Acquisition related cost	2,524	3,451
(k)	Integration cost	—	2,119
(l)	Acquired in-process research and development	—	6,350
(m)	Restructuring	5,479	—
(n)	Tax adjustment	(819)	551
	Non-GAAP net income	$10,037	$1,030
	Non-GAAP net income per basic share	$0.23	$0.02
	Non-GAAP net income per diluted share	$0.22	$0.02
	Common shares outstanding – basic	44,460	43,834
	Common shares outstanding - diluted	44,770	46,209

These adjustments reconcile the Company’s GAAP results of operations to the reported non-GAAP results of operations.  The Company believes that presentation of net income and net income per share excluding non-cash equity-based compensation, amortization of intangible assets, restructuring costs,  acquired in-process research and development, integration and acquisition expenses in connection with the acquisition of Chipidea provides meaningful supplemental information to investors, as well as management that is indicative of the Company’s ongoing operating results and facilitates comparison of operating results across reporting periods.  The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes.  These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies.

(h)
This adjustment reflects the non-cash equity-based compensation expense related to SFAS 123R. For the six months ending December 31, 2008, $2.5 million of equity-based compensation was allocated as follows: $665,000 to research and development, $831,000 to sales and marketing and $977,000 to general and administrative. For the six months ending December 31, 2007, $4.5 million equity-based compensation expense was allocated as follows:  $1.7 million to research and development, $1.3 million to sales and marketing and $1.5 million to general and administrative.  Management believes that it is useful to investors to understand how the expenses associated with the adoption of SFAS 123R are reflected in net income.

(i)
This adjustment reflects the non-cash expense related to the amortization of intangibles acquired in connection with the acquisition of Chipidea included in operating expenses. For the six months ending December 31, 2008, $2.4 million of amortization expense related to these intangible assets was allocated as follows:  $2.2 million to cost of sales, $15,000 to research and development and $116,000 to sales and marketing.  For the six months ending December 31, 2007, $3.2 million of amortization expense related to these intangible assets was allocated as follows:  $3.0 million to cost of sales, $9,000 to research and development and $165,000 to sales and marketing.

(j)
This adjustment reflects the amortization expense related to the amount held in escrow and payable to the founders of Chipidea in connection with the acquisition of Chipidea.  For the six months ending December 31, 2007, this adjustment also reflects legal fees incurred in association with certain financing activities and amortization of loan origination fees.  For the six months ending December 31, 2008, $2.5 million was expensed related to the escrow amount payable to the founders of Chipidea and was allocated as follows: $0.4 million to general and administrative and $2.1 million to research and development.   For the six months ending December 31, 2007, $2.3 million was expensed related to the escrow amount payable to the founders of Chipidea and was allocated as follows: $0.8 million to general and administrative and $1.5 million to research and administrative.  In addition, legal fees of $0.3 million were expensed related to certain financing activities and $0.8 million was expensed related to the amortization of loan origination fees.

(k)	This adjustment reflects integration expense related to the acquisition of Chipidea recorded in accounting and legal expense under general and administrative.

(l)	This adjustment reflects acquired in-process research and development expense related to the acquisition of Chipidea.

(m)	This adjustment reflects restructuring expense related to reduction in workforce and facilities exit costs.

(n)	This adjustment reflects the non-GAAP tax adjustment due to the adjustments described above.

MIPS is a trademark or registered trademark in the United States and other countries of MIPS Technologies, Inc. Chipidea is a trademark or registered trademark in the United States and other countries of MIPSABG Chipidea, Lda. All other trademarks referred to herein are the property of their respective owners.